Exhibit 10.21(b)

                    THIRD AMENDMENT TO DEVELOPMENT AGREEMENT

     This Third Amendment to Development Agreement ("Amendment") is entered into effective as of November 6, 2001 (the "Effective Date"), by and between TGI Friday's Inc. ("Franchisor"), and Main St. California, Inc. ("Developer").

                                   WITNESSETH:

     WHEREAS, Franchisor and Developer are parties to a certain Development Agreement dated April 22, 1998, and amended February 10, 1999 and October 20, 1999 (as amended, the "Development Agreement"), pursuant to which Developer was granted the right to develop T.G.I. Friday's restaurants in portions of Northern California; and

     WHEREAS, Franchisor and Developer desire to amend and supplement the terms of the Development Agreement as hereinafter set forth; and

     WHEREAS, capitalized terms used herein shall have the meaning attributed to them in the Development Agreement unless expressly defined otherwise herein.

     NOW, THEREFORE, in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, Franchisor and Developer agree as follows:

     1. SECTION 3.A. of the Development Agreement is hereby deleted in its entirety and replaced with the following:

          3.A. Developer shall obtain site consent, execute the franchise agreement, pay the franchise fees, develop, open, commence operation of and continuously operate pursuant to the respective Franchise Agreement one (1) Restaurant in the Territory pursuant to the Replacement Development Schedule as follows. The Restaurant listed on the Replacement Development Schedule is exclusive of those Restaurants previously opened and operated by Developer under the Original Development Agreement.

                                        DATE FRANCHISE
               DATE OF PRELIMINARY     AGREEMENT SIGNED          DATE
RESTAURANT NO.    SITE CONSENT           & FEES PAID       OPEN & OPERATING
--------------    ------------           -----------       ----------------
      1             3/31/03                6/30/03             12/31/03

          Time is of the essence, with respect to each of the development obligations specified in this Section 3.A.

     2. The provisions, representations, terms, conditions, covenants and agreements of the Development Agreement, as modified hereby, shall remain in full force and effect, enforceable in accordance with its terms. This Amendment shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

     3. Execution and delivery of this Amendment shall not waive any rights or remedies of the parties under the Development Agreement, at law or in equity.
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     4. Developer and its franchisee  companies  hereby  release  Friday's,  its
successors,    assigns,    subsidiaries,    parent   corporation,    affiliates,
representatives, agents, officers, directors, and employees, of and from any and all claims, demands and causes of action whatsoever, in law or in equity, however claimed to arise, which they have or may have by reason of any matter, cause or thing whatsoever arising out of or in connection with the Franchise Agreements, Development Agreement, relationships or a course of dealings with Friday's as vendor of any goods or as a Franchisor, the operation of the Restaurants, or for any other cause or circumstance which existed prior to the date of this Amendment.

     IN WITNESS HEREOF, the parties have executed this Amendment as of the day and year first above mentioned.

TGI FRIDAY'S, INC.

By: /s/ Leslie Sharman
    ---------------------------------------
Name: Leslie Sharman
      -------------------------------------
Title: Sr. Vice President - General Counsel
       ------------------------------------

MAIN ST. CALIFORNIA, INC.

By: /s/ Bart A. Brown, Jr.
    ---------------------------------------
Name: Bart A. Brown, Jr.
      -------------------------------------
Title: CEO
       ------------------------------------